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                                                                     EXHIBIT 5.1


                 [LETTERHEAD OF PILLSBURY MADISON & SUTRO LLP]

                              September 12, 1997


NewCom, Inc.
31166 Via Colinas
Westlake Village, CA 91362

     Re: Registration Statement on Form S-1

Ladies and Gentlemen:

     We are acting as counsel for NewCom, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 2,000,000 Units, each Unit consisting of one share of Common Stock, par value $.001 per share (the "Common Stock"), of the Company and one Common Stock Purchase Warrant (including the shares of Common Stock issuable upon exercise of such Common Stock Purchase Warrants, the "Warrants"), all of which are to be offered and sold by the Company, (ii) up to 300,000 Units subject to the underwriters' over-allotment option, of which all of the Warrants underlying such Units are to be offered and sold by the Company, and (iii) a Representative's Option entitling the underwriters' representative to purchase 200,000 Units, all of which are to be offered and sold by the Company (all of such Units, Common Stock and Warrants being offered and sold by the Company, collectively, the "Securities"). In this regard, we have participated in the preparation of a registration statement on Form S-1 (Registration No. 33-31431) relating to such Securities. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement."

     We are of the opinion that the Securities to be offered and sold by the Company (including any such Securities registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

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NewCom, Inc.
September 12, 1997
Page 2


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                         Very truly yours,

                                         /s/ Pillsbury Madison & Sutro LLP